EXHIBIT 10.1

SECOND AMENDMENT TO OFFICE LEASE

THIS SECOND AMENDMENT TO OFFICE LEASE (this “Second Amendment”) is entered into as of July 1, 2011 (the “Effective Date”), by and between CHESAPEAKE PLAZA, L.L.C., a Oklahoma limited liability company (“Landlord”), and PIER 1 SERVICES COMPANY, a Delaware statutory trust (“Tenant”).

RECITALS:

A. Landlord and Tenant entered into that certain Office Lease dated June 9, 2008 (the “Lease”), covering certain space containing approximately 344,798 Rentable Square Feet located on the mezzanine and on the 5th, 6th, 7th, 8th, 9th, 10th, 11th, 12th, 14th, 15th, 16th, 17th and 20th floors of the office building now known as Chesapeake Plaza and located at 100 Pier 1 Place, Fort Worth, Tarrant County, Texas (the “Building”).

B. Landlord and Tenant entered into that certain First Amendment to Office Lease dated June 20, 2008 (the “First Amendment”), which amended the Lease. Any further reference to the Lease in this Second Amendment means the Lease as amended by the First Amendment.

C. Landlord and Tenant again desire to amend and modify the Lease in certain respects as provided herein. Unless otherwise expressly provided herein, capitalized terms used herein shall have the same meanings as designated in the Lease.

AGREEMENT:

In consideration of the sum of Ten and No/100 Dollars ($10.00), the mutual covenants and agreements contained herein and in the Lease, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend and modify the Lease as follows:

1. PREMISES. As of the Effective Date hereof, the definitions of Section 1.C of the Lease, as amended by the First Amendment and early reductions provided in Section 3.C of the Lease, are modified as follows: the “Premises” are located on the mezzanine and on the 5th, 6th, 7th, 8th, 9th, 10th, 11th, 12th, and 14th floors, and the “Rentable Square Footage of the Premises” is deemed to be 255,103 square feet.

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2. BASE RENT. As of the Effective Date hereof, Section 1.D of the Lease, as amended by the First Amendment, is hereby amended as follows:

D. “Base Rent”:

Period			Annual Rate Per Square Foot	Monthly Base Rent
July 1, 2011	through	June 30, 2015	$25.00	$531,464.58	*
July 1, 2015	through	June 30, 2018	$26.50	$563,352.45	*
July 1, 2018	through	June 30, 2020	$27.50	$584,611.04	*

Lease Month = A full calendar month, for example, if the Commencement

        Date occurs on June 15, Lease Month 1 will be July 1 through July 31,

            Lease Month 2 will be August 1 through August 31, and so on.

* Tenant’s monthly Base Rent obligations will be reduced if the Rentable Square Footage of the Premises is reduced including, without limitation, any reductions as a result of the leasing of the lobby or other Common Areas; provided the annual Base Rent rate for the Premises shall remain as reflected in the table above. Further, any such reductions in the Rentable Square Footage of the Premises and Tenant’s monthly Base Rent obligations shall be memorialized in an amendment to this Lease.

3. TERM. Under Section 1.G of the Lease, Landlord and Tenant have agreed to extend the Term for all purposes under the Lease. Accordingly, as of the Effective Date, all references to the Term being approximately 84 months long are deleted and replaced with references to the Term being approximately 144 months. As a result of this change, the Expiration Date, as of the Effective Date, is June 30, 2020.

4. WAIVER OF TENANT OPTION TERM. Under Section 1.G of the Lease and under Rider No. 1 to the Lease, Tenant has an option to extend the Term, but Tenant has agreed to waive that option. Consequently, as of the Effective Date, the Lease is hereby amended to:

(a) Delete the last sentence of Section 1.G of the Lease, which read: “Tenant shall have the right to renew and extend the Term as set forth in Rider No. 1 attached hereto and made a part hereof for all purposes.”;

(b) Delete Rider No. 1 to the Lease; and

(c) Delete any other references to Rider No. 1 in the Lease.

5. BUSINESS DAYS AND HOLIDAYS. Section 1.I of the Lease defines Business Days and Holidays. As of the Effective Date, Section 1.I is hereby amended to read as follows:

I. “Business Day(s)”: Monday through Friday of each week, exclusive of Holidays. “Holidays” are New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving Day, Christmas Day, and, at Landlord’s election, either the day before or the day after Christmas Day.

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Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by Comparable Buildings (as defined in Section 7.A). For example, if Independence Day falls on a Sunday, Landlord may declare the immediately following Monday as a Holiday, provided that is commonly done by Comparable Buildings. Landlord shall provide Tenant with notice of any Holiday elections as provided above or any designation of additional Holidays for each calendar year by no later than November 1 of the preceding year.

6. WAIVER OF RIGHT OF RECAPTURE. Under Section 3.D of the Lease, Landlord has the right to recapture the 14th Floor of the Premises. Landlord has agreed to waive its rights under Section 3.D of the Lease, and consequently the Lease is hereby amended, as of the Effective Date, by deleting Section 3.D of the Lease.

7. WAIVER OF EARLY TERMINATION. Under Section 3.E of the Lease, Tenant has the right to an early termination of the Lease. Tenant has agreed to waive its rights under Section 3.E of the Lease, and consequently the Lease is hereby amended, as of the Effective Date, by deleting Section 3.E of the Lease.

8. CAFETERIA SERVICE DAYS. Under Section 7.A(11) of the Lease, Landlord is required to provide cafeteria service to Tenant. As of the Effective Date, Section 7.A(11) is hereby amended to read as follows:

(11) A cafeteria or other similar food service provider offering food for purchase on the terrace level of the Building on Business Days, substantially similar or better in Landlord’s reasonable judgment to the food services currently being provided in the Building by Chesapeake Operating Inc.; provided, however:

(A) In the event the number of total permanent Building occupants falls below 640, Landlord, at its discretion, may terminate such cafeteria or food service for the Building. Landlord’s right to discontinue cafeteria or food service on individual days for Holidays or inclement weather is limited as provided in Section 7.A(11)(B) below; and

(B) Notwithstanding anything herein to the contrary, Landlord shall not be required to provide such cafeteria or food service on the following days:

            (i) Days that Landlord is closed for business due to inclement weather (provided that Landlord delivers           notice of such closure to Tenant at the same time such notice is provided to Landlord’s Building employees),

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            (ii) The Friday immediately before Easter, commonly known as Good Friday; or

            (iii) At Landlord’s election, either the day before or the day after New Year’s Day, or, if New Year’s Day           falls on a weekend, then, at Landlord’s election, either the day before or the day after the Holiday designated by           Landlord in place of New Year’s Day.

9. CONTRACTOR FEE. Section 9.C(2) of the Lease requires Tenant to pay to Landlord a fee equal to 5% of the cost of Alterations in excess of $10,000 for Landlord’s oversight and coordination thereof. The parties have agreed to alter that obligation as set out below. Therefore the Lease is hereby amended, as of the Effective Date, by deleting the sentence in Section 9.C(2) that reads as follows:

For any Alterations the cost of which exceeds $10,000, Tenant shall pay to Landlord (within 30 days after receipt of an invoice from Landlord) a fee equal to 5% of the cost of such Alterations in excess of $10,000, for Landlord’s oversight and coordination thereof.

and replacing that deleted sentence with the following:

For any Alterations the cost of which exceeds $10,000, Tenant shall pay to Landlord (within 30 days after receipt of an invoice from Landlord) a fee for Landlord’s oversight and coordination thereof. If Tenant employs a third-party project manager to oversee and coordinate the construction, and if that manager is found by Landlord, before construction of the Alterations begins, to be reasonably acceptable, then the amount of the fee payable to Landlord is equal to 3.5% of the cost of such Alterations in excess of $10,000; otherwise, the amount of the fee payable to Landlord is equal to 5% of the cost of such Alterations in excess of $10,000.

10. NO BROKER. Tenant and Landlord each represent to the other that neither party has executed a written agreement with any broker or agent in connection with this Second Amendment. TENANT AND LANDLORD SHALL EACH INDEMNIFY THE OTHER AGAINST ALL COSTS, EXPENSES, ATTORNEYS’ FEES, LIENS AND OTHER LIABILITY FOR COMMISSIONS OR OTHER COMPENSATION CLAIMED BY ANY BROKER OR AGENT CLAIMING THE SAME BY, THROUGH OR UNDER THE INDEMNIFYING PARTY.

11. TIME OF THE ESSENCE. Time is of the essence with respect to Tenant’s execution and delivery to Landlord of this Second Amendment. If Tenant fails to execute and deliver a signed copy of this Second Amendment to Landlord by 5:00 p.m. (Fort Worth, Texas time) on June 29, 2011, this Second Amendment shall be deemed null and void and shall have no force or effect, unless otherwise agreed in writing by Landlord. Landlord’s acceptance, execution and return of this Second Amendment shall constitute Landlord’s agreement to waive Tenant’s failure to meet such deadline.

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12. MISCELLANEOUS. This Second Amendment shall become effective only upon its full execution and delivery by Landlord and Tenant. This Second Amendment contains the parties’ entire agreement regarding the subject matter covered herein, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Second Amendment. Except as modified by this Second Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Second Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

13. COUNTERPARTS. This Second Amendment may be executed in one or more counterparts, each of which when taken together shall constitute one and the same amendment, and each of which shall constitute an original copy of this Second Amendment. In addition, this Second Amendment may be executed via facsimile or other electronic record and such facsimile copy or other electronic record shall constitute an original copy of this Second Amendment.

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EXECUTED as of the day and year first above written.

LANDLORD:

CHESAPEAKE PLAZA, L.L.C., an Oklahoma limited liability company

By:
Henry J. Hood, Senior Vice President- Land and Legal & General Counsel

TENANT:

PIER 1 SERVICES COMPANY, a Delaware statutory trust

By:	Pier 1 Holdings, Inc., a Delaware corporation, its managing trustee

By:
Alex Smith, President and CEO

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